Exhibit 10.6

ZP HOLDINGS, INC.

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of April 26, 2012 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), is made by and among ZP Holdings, Inc., a Delaware corporation (“Grantor”), and BioMed Realty Holdings, Inc., a Maryland corporation (“Secured Party”).

RECITALS

A. Secured Party has made certain financial accommodations to Grantor as evidenced by that certain Secured Promissory Note dated as of even date herewith, executed by Grantor in favor of Secured Party (the “Note”), such financial accommodations being referred to herein as the “Loan.”

B. Secured Party is willing to make the Loan to Grantor, but only upon the condition, among others, that Grantor shall have executed and delivered to Secured Party this Security Agreement, along with the IP Security Agreement, the Pledge Agreement and the Support Agreement (as each is defined below).

AGREEMENT

NOW, THEREFORE, in order to induce Secured Party to make the Loan and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

1. Defined Terms. When used in this Security Agreement the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

“Bankruptcy Code” means Title XI of the United States Code.

“Collateral” shall have the meaning assigned to such term in Section 2 of this Security Agreement.

“Contracts” means all contracts (including any customer, vendor, supplier, service or maintenance contract), leases, licenses, undertakings, purchase orders, permits, franchise agreements or other agreements (other than any right evidenced by Chattel Paper, Documents or Instruments), whether in written or electronic form, in or under which Grantor now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Copyright License” means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right in or to any Copyright or Copyright registration (whether Grantor is the licensee or the licensor thereunder)

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including, without limitation, licenses pursuant to which Grantor has obtained the exclusive right to use a copyright owned by a third party.

“Copyrights” means all of the following now owned or hereafter acquired or created (as a work for hire for the benefit of Grantor) by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, in whole or in part: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country or union or group of countries, or any political subdivision of any of the foregoing; (b) registrations, applications, recordings and proceedings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or union or group of countries, or any political subdivision of any of the foregoing; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications, and shall include any right or interest in and to work protectable by any of the foregoing which are presently or in the future owned, created or authorized (as a work for hire for the benefit of Grantor) or acquired by Grantor, in whole or in part; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (f) all proceeds therefrom, including income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the foregoing, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue or otherwise recover for past, present and future infringements of any of the foregoing; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

“Event of Default” means (i) any failure by Grantor forthwith to pay or perform any of the Secured Obligations, (ii) any report, information or notice made to, obtained or received by Secured Party at any time after the date hereof that shall indicate that Secured Party’s security interest in the Collateral is not prior to all other security interests or other interests in the Collateral reflected in such report, information or notice, which priority security interest of the Secured Party is not reinstated within ten (10) days after Grantor’s receipt of written notice thereof from the Secured Party (provided that such ten (10)-day period shall not be applicable if any party asserting such other prior security interest is exercising remedies of a secured party upon default in respect of the Collateral), (iii) any breach by Grantor of any covenant set forth herein, which breach is not cured within ten (10) days after receipt of written notice thereof from the Secured Party and (iv) any “Event of Default” as defined in the Note.

“Intellectual Property” means any intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any Copyright, Trademark, Patent, License, trade secret, customer list, marketing plan, internet domain name (including any right related to the registration thereof), proprietary or confidential information, mask work, source, object or other programming code, invention (whether or not patented or patentable), technical information, procedure, design, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, model, drawing, material or record and the right to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

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“IP Security Agreement” means the Intellectual Property Security Agreement of even date herewith by and between Grantor and Secured Party, and all Schedules thereto, substantially in the form set forth as Exhibit 1 hereto, as the same may from time to time be amended, modified, supplemented or restated.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests, whether in-bound or out-bound, whether in written or electronic form, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include any renewals or extensions of any of the foregoing thereof.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Money” means a medium of exchange authorized or adopted by a domestic or foreign government and includes a monetary unit of account established by an intergovernmental organization or by agreement between two or more nations.

“Obligations” means the Obligations as defined in the Note.

“Patent License” means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right with respect to any invention on which a Patent is in existence (whether Grantor is the licensee or the licensor thereunder).

“Patents” means all of the following in which Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country or union or group of countries, or any political subdivision of any of the foregoing, all registrations and recordings thereof and all applications for letters patent of the United States or any other country or union or group of countries, or any political subdivision of any of the foregoing, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or union or group of countries, or any political subdivision of any of the foregoing; (b) all reissues, divisions, continuations, renewals, continuations-in-part or extensions thereof; (c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications; (e) all proceeds therefrom, including income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to any of the foregoing, including, without limitation, damages, claims and recoveries for past, present or future infringement; (f) rights to sue or otherwise recover for past, present and future infringements of any of the foregoing; and (g) any other rights corresponding to any of the foregoing rights throughout the world.

“Permitted Lien” means: (a) any Liens existing on the date of this Security Agreement and set forth on Schedule A attached hereto; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Secured Party’s security interests created hereunder; (c) Liens (i) upon or in any Equipment acquired or held by Grantor to secure the purchase price of such Equipment or indebtedness (including capital leases)

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incurred solely for the purpose of financing the acquisition of such Equipment or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the Equipment so acquired, improvements thereon and the Proceeds of such Equipment; (d) leases or subleases and licenses or sublicenses granted to others in the ordinary course of Grantor’s business if such are not otherwise prohibited under this Security Agreement and do not interfere in any material respect with the business of Grantor; (e) Liens arising from judgments, decrees or attachments to the extent and only so long as such judgment, decree or attachment has not caused or resulted in an Event of Default; (f) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar Liens affecting real property not interfering in any material respect with the ordinary conduct of the business of Grantor; (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (h) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; and (i) Liens in favor of a securities intermediary pursuant to such securities intermediary’s customary customer account agreement; provided that any such Liens shall at no time secure any indebtedness or obligations other than customary fees and charges payable to such securities intermediary.

“Person” means an individual, corporation, partnership, joint venture trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

“Pledge Agreement” means that certain Pledge Agreement between the Secured Party and Zosano Pharma, Inc. and all schedules thereto, substantially in the form set forth as Exhibit 2 hereto, as the same may from time to time be amended, modified, supplemented or restated.

“Secured Obligations” means (a) the Obligations of Grantor pursuant to the Note, (b) the obligation of Grantor to pay any fees, costs and expenses of Secured Party under the Note, this Security Agreement, the Pledge Agreement, the Support Agreement or the IP Security Agreement, and (c) all other indebtedness, liabilities and obligations of Grantor to Secured Party, whether now existing or hereafter incurred, and whether created under, arising out of or in connection with any written agreement or otherwise.

“Security Agreement” means this Security Agreement and all Schedules hereto, as the same may from time to time be amended, modified, supplemented or restated.

“Support Agreement” means that certain Support Agreement among the Secured Party, ZP Group LLC, AKP USA, Inc. and Zosano Pharma, Inc., and all schedules thereto, substantially in the form set forth as Exhibit 3 hereto, as the same may from time to time be amended, modified, supplemented or restated

“Trademark License” means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration or application (whether Grantor is the licensee or the licensor thereunder).

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“Trademarks” means any of the following in which Grantor now holds or hereafter acquires any interest: (a) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or union or group of countries, or any political subdivision of any of the foregoing (collectively, the “Marks”); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business connected with the use of and symbolized by the Marks; (d) all proceeds therefrom, including income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for or otherwise recover past, present and future infringements of the Marks; and (f) any other rights corresponding to any of the foregoing rights throughout the world.

“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York (and each reference in this Security Agreement to an Article thereof shall refer to that Article as from time to time in effect in the State of New York); provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

In addition, the following terms shall be defined terms having the meaning set forth for such terms in the UCC: “Account”, “Account Debtor”, “Chattel Paper”, “Commercial Tort Claims”, “Commodity Account”, “Deposit Account”, “Documents”, “Equipment”, “Fixtures”, “General Intangible”, “Goods”, “Instrument” (which shall have the meaning specified in Article 9, not Article 3 of the UCC), “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Money”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Securities Account”, and “Supporting Obligations”. Each of the foregoing defined terms shall include all of such items now owned, or hereafter acquired, by Grantor.

2. Grant of Security Interest. As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce Secured Party to cause the Loan to be made, Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Secured Party and hereby grants to Secured Party a security interest in all of Grantor’s right, title and interest in, to and under the following, whether now owned or hereafter acquired or created (all of which being collectively referred to herein as the “Collateral”):

(a) All Accounts of Grantor;

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(b) All Chattel Paper of Grantor;

(c) The Commercial Tort Claims of Grantor;

(d) All Commodity Accounts of Grantor;

(e) All Contracts of Grantor;

(f) All Deposit Accounts of Grantor;

(g) All Documents of Grantor;

(h) All General Intangibles of Grantor, including, without limitation, Intellectual Property;

(i) All Goods of Grantor, including without limitation, Equipment, Inventory and Fixtures;

(j) All Instruments of Grantor, including, without limitation, Promissory Notes;

(k) All Investment Property of Grantor;

(l) All Letter-of Credit Rights of Grantor;

(m) All Money of Grantor;

(n) All Securities Accounts of Grantor;

(o) All Supporting Obligations of Grantor;

(p) All property of Grantor held by Secured Party, or any other party for whom Secured Party is acting as agent, including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to Secured Party or such other party for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power;

(q) All other goods and personal property of Grantor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to Grantor; and

(r) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing.

Notwithstanding the foregoing provisions of this Section 2, the grant, assignment and transfer of a security interest as provided herein shall not extend to, and the term “Collateral” shall not include (a) “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States

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Patent and Trademark Office or otherwise or (b) any Account, Chattel Paper, General Intangible or Promissory Note in which Grantor has any right, title or interest if and to the extent such Account, Chattel Paper, General Intangible or Promissory Note includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Grantor therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such Account, Chattel Paper, General Intangible or Promissory Note to enforce any remedy with respect thereto; provided that the foregoing exclusion shall not apply if (i) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such Account, Chattel Paper, General Intangible or Promissory Note or (ii) such prohibition would be rendered ineffective pursuant to Sections 9-406(d), 9-407(a) or 9-408(a) of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code) or principles of equity); provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Grantor shall be deemed to have granted on the date hereof a security interest in, all its rights, title and interests in and to such Account, Chattel Paper, General Intangible or Promissory Note as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Secured Party’s unconditional continuing security interest in and to all rights, title and interests of Grantor in or to any payment obligations or other rights to receive monies due or to become due under any such Account, Chattel Paper, General Intangible or Promissory Note and in any such monies and other proceeds of such Account, Chattel Paper, General Intangible or Promissory Note.

If Grantor shall at any time acquire a Commercial Tort Claim, Grantor shall immediately notify Secured Party in a writing signed by Grantor of the brief details thereof and grant to Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to Secured Party.

3. Rights Of Secured Party; Collection Of Accounts; Authority of Secured Party.

(a) Notwithstanding anything contained in this Security Agreement to the contrary, Grantor expressly agrees that it shall remain liable under each of its Contracts, Chattel Paper, Documents, Instruments and Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract, Chattel Paper, Document, Instrument, and License. Secured Party shall not have any obligation or liability under any such Contract, Chattel Paper, Document, Instrument or License by reason of or arising out of this Security Agreement or the granting to Secured Party of a lien therein or the receipt by Secured Party of any payment relating to any such Contract, Chattel Paper, Document, Instrument or License pursuant hereto, nor shall Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any such Contract, Chattel Paper, Document, Instrument or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Contract, Chattel Paper, Document, Instrument or License, or to present or file

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any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) During the existence of any Event of Default, at the request of Secured Party, Grantor shall deliver all original and other documents evidencing and relating to the performance of labor or service which created its Accounts, including, without limitation, all original orders, invoices and shipping receipts.

(c) Secured Party may at any time during the existence of any Event of Default, without notifying Grantor of its intention to do so, notify Account Debtors of Grantor, parties to the Contracts of Grantor, and obligors in respect of Instruments of Grantor and obligors in respect of Chattel Paper of Grantor that the Accounts and the right, title and interest of Grantor in and under such Contracts, Instruments and Chattel Paper have been assigned to Secured Party and that payments shall be made directly to Secured Party. During the existence of any Event of Default, upon the request of Secured Party, Grantor shall so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Secured Party may communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to Secured Party’s satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

4. Representations and Warranties. Grantor hereby represents and warrants to Secured Party that:

(a) Except for the security interest granted to Secured Party under this Security Agreement and Permitted Liens, Grantor is the sole legal and equitable owner or lessor of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto or a valid leasehold interest therein, free and clear of any and all Liens.

(b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by Grantor in favor of Secured Party pursuant to this Security Agreement and except for Permitted Liens.

(c) This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which Grantor now has rights and will create a legal and valid security interest in the Collateral in which Grantor later acquires rights. Upon the filing of a financing statement naming Grantor as “debtor” and Secured Party as “secured party” in the form attached hereto as Exhibit 4 in the office of the Secretary of State of the State of Delaware, the security interest of the Secured Party in the Collateral, to the extent it can be perfected by the filing of a financing statement under the Delaware Uniform Commercial Code in such office, will constitute a valid, perfected, first priority Lien, subject in the case of priority only, to any Permitted Liens with respect to the Collateral. To the extent perfection or priority of the security interest of the Secured Party in the Copyrights, Patents or Trademarks is not subject to Article 9 of the UCC, upon recordation of the IP Security Agreement in the form executed and delivered on the date hereof in the United States Copyright Office and the United States Patent and

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Trademark Office, the security interest of the Secured Party in the Copyrights, Patents and Trademarks described on Exhibits A, B and C to the IP Security Agreement in the form executed and delivered on the date hereof shall constitute valid, perfected, first priority Liens (subject, in the case of priority only, to Permitted Liens). Each agreement purporting to give the Secured Party “control” within the meaning of Section 9-104 or 9-106 of the UCC, as applicable, over any Collateral is effective to establish the Secured Party’s control of the Collateral subject thereto.

(d) Grantor’s chief executive office, principal place of business, and the place where Grantor maintains its records concerning the Collateral are presently located at the address set forth on the signature page hereof. Grantor’s full legal name is as set forth in the first paragraph of this Agreement. The Collateral consisting of goods, other than motor vehicles and such other mobile goods, is presently located at such address and at such additional addresses set forth on Schedule B attached hereto.

(e) All Collateral of Grantor consisting of Chattel Paper, Instruments or Investment Property is set forth on Schedule C attached hereto. All action necessary or desirable to protect and perfect such security interest in each item set forth on Schedule C, including the delivery of all originals thereof, duly endorsed to Secured Party, has been duly taken. The security interest of Secured Party in the Collateral listed on Schedule C is prior in right and interest to all other Liens (other than Permitted Liens) and is enforceable as such against creditors of and purchasers from Grantor.

(f) The name and address of each depository institution at which Grantor maintains any Deposit Account and the account number and account name of each such Deposit Account is listed on Schedule D attached hereto. The name and address of each securities intermediary or commodity intermediary at which Grantor maintains any Securities Account or Commodity Account and the account number and account name is listed on Schedule D attached hereto. Grantor agrees to amend Schedule D from time to time within five (5) business days after opening any additional Deposit Account, Securities Account or Commodity Account, or closing or changing the account name or number on any existing Deposit Account, Securities Account, or Commodity Account. Grantor shall cause each depositary institution, securities intermediary and commodity intermediary to enter into an agreement in form and substance reasonably satisfactory to the Secured Party establishing the Secured Party’s “control” (within the meaning of Section 9-104 or 9-106 of the UCC, as applicable) over such Deposit Accounts, Securities Accounts and Commodity Accounts.

(g) All Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses owned or held by Grantor as of the date hereof are listed in Exhibits A, B and C to the IP Security Agreement in the form executed and delivered on the date hereof.

5. Covenants. Unless the Secured Party otherwise consents, Grantor covenants and agrees with Secured Party that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

5.1 Disposition of Collateral. Grantor shall not sell, lease, transfer or otherwise dispose of any of the Collateral (each, a “Transfer”), or attempt or contract to do so,

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other than (a) the sale of Inventory in the ordinary course of business, (b) the granting of Licenses in the ordinary course of business (including exclusive licenses where such exclusivity applies only with respect to the practice of Grantor’s technology platform to develop, manufacture and/or commercialize a particular product, whether on a worldwide basis or in particular geographic areas), in each case upon commercially reasonable terms that are not materially less favorable to Grantor than would be obtained in an arms-length transaction with a non-affiliated Person, where such licenses or similar arrangements do not comprise the disposition, in a single transaction or series of related transactions, of all or substantially all the assets of Grantor (other than in connection with a Sale (as defined in the Note) in which all of the Obligations (as defined in the Note) are fully satisfied), (c) the disposal of worn-out or obsolete Equipment, all in the ordinary course of Grantor’s business or (d) pursuant to a Sale (as defined in the Note) in which all of the Obligations (as defined in the Note) are fully satisfied.

5.2 Change of Jurisdiction of Organization, Relocation of Business or Collateral. Grantor shall not change its full legal name, jurisdiction of organization or relocate its chief executive office, principal place of business or its records, or allow the relocation of any Collateral (except as allowed pursuant to Section 5.1 immediately above) from such address(es) provided to Secured Party pursuant to Section 4(d) above without at least seven (7) days prior written notice to Secured Party and without taking all actions necessary or advisable to maintain the continuous validity, perfection and priority of the Secured Party’s security interest in the Collateral granted or intended to be granted hereby.

5.3 Limitation on Liens on Collateral. Grantor shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except (a) Permitted Liens and (b) the Lien granted to Secured Party under this Security Agreement. Grantor shall further defend the right, title and interest of Secured Party in and to any of Grantor’s rights in the Collateral against the claims and demands of all persons whomsoever.

5.4 Limitations on Modifications of Accounts, Etc. During the existence of any Event of Default, Grantor shall not, without Secured Party’s prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper, Instruments or amounts due under any Contract or Document, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts and rebates granted in the ordinary course of Grantor’s business.

5.5 Insurance. Grantor shall maintain insurance policies insuring the Collateral against loss or damage from such risks and in such amounts and forms and with such companies as are customarily maintained by businesses similar to Grantor.

5.6 Taxes, Assessments, Etc. Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Goods, except to the extent the validity or amount thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

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5.7 Maintenance of Records. Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral. Grantor shall not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Secured Party indicating that Secured Party has a security interest in the Chattel Paper.

5.8 Intellectual Property.

(a) Grantor shall use commercially reasonable efforts to (i) protect, defend and maintain the validity and enforceability of its Copyrights, Patents and Trademarks, (ii) promptly advise Secured Party in writing of material infringements of Copyrights, Patents and Trademarks detected and (iii) not allow any of its Copyrights, Patents or Trademarks to be abandoned, forfeited or dedicated to the public without the prior written consent of Secured Party.

(b) Within 30 days after the end of each calendar quarter, Grantor shall report to the Secured Party the filing of any application (or any assignment in favor of Grantor in connection with the acquisition of any registered Copyrights, Patents or Trademarks) made during the previous quarter to register any Copyright with the United States Copyright Office or any Patent or Trademark with the United States Patent and Trademark Office (whether such application is filed by the Grantor or through any agent, employee, licensee, or designee thereof). The Grantor shall, with respect to the foregoing Intellectual Property, promptly execute and deliver to the Secured Party an amendment to the IP Security Agreement covering any such Intellectual Property for recordation (at the sole expense of the Grantor) with the United States Copyright Office or the United States Patent and Trademark Office, as applicable.

5.9 Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Secured Party may reasonably deem necessary or appropriate to obtain the full benefits of this Security Agreement, including, without limitation, (a) using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the grant of a security interest to Secured Party in any item of Collateral held by Grantor or in which Grantor has any right or interest, (b) executing, delivering and causing to be filed any financing or continuation statements (including “in lieu” continuation statements) under the UCC with respect to the security interests granted hereby, (c) filing or cooperating with Secured Party in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office, United States Copyright Office, or any actions, filings, recordings or registrations in any foreign jurisdiction or under any international treaty, required to secure or protect Secured Party’s interest in the Collateral, (d) transferring the Collateral to Secured Party’s possession (if a security interest in such Collateral can be perfected only by possession), (e) at Secured Party’s reasonable request, placing the interest of Secured Party as lienholder on the certificate of title (or similar evidence of ownership) of any vehicle, watercraft or other item of Collateral owned by Grantor which is covered by a certificate of title (or similar evidence of ownership), (f) executing and delivering and causing the applicable depository institution, securities intermediary, commodity intermediary or issuer or nominated party under a letter of credit to execute and deliver a collateral control agreement with respect to each Deposit Account, Securities Account or Commodity Account or Letter-of-Credit Right in or to which Grantor now

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or hereafter has any right or interest in order to perfect the security interest created hereunder in favor of Secured Party (including giving Secured Party “control” over such Collateral within the meaning of the applicable provisions of Article 8 and Article 9 of the UCC), (g) at Secured Party’s reasonable request, executing and delivering or causing to be delivered written notice to insurers of Secured Party’s security interest in, or claim in or under, any policy of insurance (including unearned premiums) and (h) at Secured Party’s reasonable request, using its commercially reasonable efforts to obtain acknowledgments from bailees having possession of any Collateral and waivers of liens from landlords and mortgagees of any location where any of the Collateral may from time to time be stored or located. Secured Party may at any time and from time to time file financing statements, continuation statements (including “in lieu” continuation statements) and amendments thereto that describe the Collateral as all assets of Grantor or words of similar effect. Any such financing statements, continuation statements or amendments may be signed by Secured Party on behalf of Grantor and may be filed at any time in any jurisdiction. Grantor also hereby authorizes Secured Party to file any such financing or continuation statement (including “in lieu” continuation statements) without the signature of Grantor. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business and any Instrument in the outstanding or stated amount of less than $500,000, shall be duly endorsed in a manner reasonably satisfactory to Secured Party and delivered to Secured Party promptly and in any event within five (5) business days of Grantor’s receipt thereof.

6. Secured Party’s Appointment as Attorney-in-Fact; Performance by Secured Party.

(a) Subject to Section 6(b) below, Grantor hereby irrevocably constitutes and appoints Secured Party, and any officer or agent of Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time at Secured Party’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right, on behalf of Grantor, without notice to or assent by Grantor to do the following:

(i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of Grantor, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of monies due under any Collateral and to file any claim or take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such monies due under any Collateral whenever payable;

(ii) to pay or discharge any Liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the

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premiums therefor and the costs thereof, which actions shall be for the benefit of Secured Party and not Grantor;

(iii) to (1) direct any Person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to Secured Party or as Secured Party shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against Grantor with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above, and in connection therewith, give such discharges or releases as Secured Party may deem appropriate, (7) license, or, to the extent permitted by an applicable License, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyright, Patent or Trademark throughout the world for such term or terms, on such conditions and in such manner as Secured Party shall in its discretion determine and (8) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes; and

(iv) to do, at Secured Party’s option and Grantor’s expense, at any time, or from time to time, all acts and things which Secured Party may reasonably deem necessary to protect, preserve or realize upon the Collateral and Secured Party’s security, interest therein in order to effect the intent of this Security Agreement, all as fully and effectively as Grantor might do.

(b) Secured Party agrees that, except during the existence of an Event of Default, it shall not exercise the power of attorney or any rights granted to Secured Party pursuant to this Section 6. Except where prior notice is expressly required by the terms of this Agreement, Secured Party shall use commercially reasonable efforts to provide notice to Grantor prior to taking any action described in this Section 6, provided that failure to deliver such notice shall not limit Secured Party’s right to take such action or the validity of any such action. Grantor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are completely and indefeasibly paid and performed in full and Secured Party no longer has any commitment to make any Loans to Grantor.

(c) If Grantor fails to perform or comply with any of its agreements contained herein and Secured Party, as provided for by the terms of this Security Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including reasonable attorneys’ fees and costs, of Secured Party incurred in connection with such performance or compliance, together with interest thereon at a rate of interest equal to the highest per annum rate of interest charged on the Loan, shall be payable by Grantor to

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Secured Party within five (5) business days of demand and shall constitute Secured Obligations secured hereby.

7. Rights And Remedies Upon Default. After any Event of Default shall have occurred and be continuing:

(a) Secured Party may exercise in addition to all other rights and remedies granted to it under this Security Agreement, the IP Security Agreement, the Note and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC, any other applicable law or in equity. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Secured Party, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, advertise for sale or lease and sell or lease (in the manner provided herein) the Collateral, and in connection with the liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any Trademark, Copyright, or process used or owned by Grantor and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any Secured Party’s offices or elsewhere at such prices as it may deem commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk. To the extent Grantor has the right to do so, Grantor authorizes Secured Party, on the terms set forth in this Section 7 to enter the premises where the Collateral is located, to take possession of the Collateral, or any part of it, and to pay, purchase, contact, or compromise any encumbrance, charge, or lien which, in the opinion of Secured Party, appears to be prior or superior to its security interest. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases. Grantor further agrees, at Secured Party’s request, to assemble the Collateral and make it available to Secured Party at places which Secured Party shall reasonably select, whether at Grantor’s premises or elsewhere. Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 7(f), below, with Grantor remaining liable for any deficiency remaining unpaid after such application. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Secured Party arising out of the repossession, retention or sale of the Collateral. Grantor agrees that Secured Party need not give more than ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Secured Party is entitled from Grantor, Grantor also being liable for the attorney costs of any attorneys employed by Secured Party to collect such deficiency.

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(b) As to any Collateral constituting certificated securities or uncertificated securities, if, at any time when Secured Party shall determine to exercise its right to sell the whole or any part of such Collateral hereunder, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (as so amended the “Act”), the Secured Party may, in its discretion (subject only to applicable requirements of law), sell such Collateral or part thereof by private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable, but subject to the other requirements of this Section 7(b), and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event Secured Party may, in its sole discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In addition to a private sale as provided above in this Section 7(b), if any of such Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then Secured Party shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as Secured Party may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

(c) Grantor agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Secured Party be liable nor accountable to Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

(d) Grantor also agrees to pay all fees, costs and expenses of Secured Party, including, without limitation, reasonable attorneys’ fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

(e) Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

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(f) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Secured Party in the following order of priorities:

First, to Secured Party in an amount sufficient to pay in full the reasonable costs of Secured Party in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by Secured Party in connection therewith, including, without limitation, reasonable attorneys’ fees;

Second, to Secured Party the amount of the then unpaid Secured Obligations; and

Finally, upon payment in full of the Secured Obligations, to Grantor or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

8. Indemnity. Grantor agrees to defend, indemnify and hold harmless Secured Party, its respective partners, managing members, affiliates, employees, agents, counsel and other advisors against (each, an “Indemnitee”) (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement or the IP Security Agreement and (b) all losses or expenses in any way suffered, incurred, or paid by any Secured Party as a result of or in any way arising out of, following or consequential to transactions between any Secured Party and Grantor, whether under this Security Agreement, the IP Security Agreement or otherwise (including without limitation, reasonable attorney’s fees and expenses), except for losses arising from or out of (i) such Secured Party’s gross negligence or willful misconduct or (ii) a claim brought by Grantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations under this Security Agreement or the IP Security Agreement.

9. Limitation on Secured Party’s Duty in Respect of Collateral. Secured Party shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it takes such action as Grantor requests in writing except during an Event of Default, but failure of Secured Party to comply with any such request shall not in itself be deemed a failure to act reasonably, and no failure of Secured Party to do any act not so requested shall be deemed a failure to act reasonably

10. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

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11. Miscellaneous.

11.1 Waivers; Modifications. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and Secured Party.

11.2 Termination of this Security Agreement. Subject to Section 10 hereof, this Security Agreement and the security interest in the Collateral created hereby shall terminate upon the payment and performance in full of the Secured Obligations.

11.3 Successor and Assigns. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of Secured Party, inure to the benefit of Secured Party, any future holder of any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the lien granted to Secured Party hereunder.

11.4 Governing Law. In all respects, including all matters of construction, validity and performance, this Security Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, except to the extent that the UCC provides for the application of the law of a different jurisdiction.

(Signature Pages Follow)

17.

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

GRANTOR:

ZP HOLDINGS, INC. a Delaware corporation

By:	/s/ Vikram Lamba

Name:

Title:

Address:

34790 Ardentech Court

Fremont, CA 94555

(Signature Page to Security Agreement)

SECURED PARTY:

BIOMED REALTY HOLDINGS, INC. a Maryland corporation

By:	/s/ Greg N. Lubushkin

Name:	Greg N. Lubushkin

Title:	CFO

(Signature Page to Security Agreement)

Schedule A

Liens Existing on the date of this Security Agreement

None, other than liens created pursuant to the Transaction Documents (as defined in the Note).

Schedule B

Location of Goods

ENTITY	ADDRESS

ZP Holdings, Inc.	34790 Ardentech Court Fremont, California 94555 510-745-1200

Zosano Pharma, Inc.	34790 Ardentech Court Fremont, California 94555 510-745-1200

Schedule C

Chattel Paper, Instruments, and Investment Property

(certificated securities)

Stock certificate representing all of the outstanding shares of capital stock of Zosano Pharma, Inc.

Schedule D

Deposit Accounts, Securities Accounts and Commodity Accounts

Silicon Valley Bank

3003 Tasman, Santa Clara, CA 95054

Checking Accounts:

Account holder: ZP Holdings, Inc.

Account number: 3300866478

Account holder: Zosano Pharma, Inc.

Account number: 300536298

Certificate of Deposit:

Account holder: Zosano Pharma, Inc.

CD number: 8800062146

Exhibit 1

Form of IP Security Agreement

Exhibit 2

Form of Pledge Agreement

LLC PLEDGE AGREEMENT

This LLC PLEDGE AGREEMENT, dated as of April 26, 2012 (together with all amendments, restatements, supplements or other modifications, if any, from time to time hereto, this “Agreement”) is entered into among Zosano Pharma, Inc., a Delaware corporation (“Pledgor”), and BioMed Realty Holdings, Inc., a Maryland corporation (“BioMed”) (together with any future assignees and successors, the “Secured Party”).

W I T N E S S E T H:

WHEREAS, Pledgor is the record and beneficial owner of 50% of the limited liability company membership interests of ZP Group LLC, a Delaware limited liability company (“Pledged Entity”), as set forth on Schedule I hereto (the “Initial Pledged LLC Interests”);

WHEREAS, Pledgor has agreed to enter into that certain Limited Liability Company Agreement dated as of April 1, 2012 by and among Pledged Entity, Pledgor, and AKP USA, Inc., a Delaware corporation (“AKP”) (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “LLC Agreement”);

WHEREAS, Pledgor and ZP Holdings, Inc., a Delaware corporation (“ZP Holdings”), have each agreed to enter into that certain Secured Promissory Note of even date hereof with BioMed (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Secured Note”) and the other Transaction Documents (as defined therein) in connection therewith;

WHEREAS, Pledgor benefits from the terms of the Secured Note and the other Transaction Documents; and

WHEREAS, in order to induce BioMed to agree to the terms of the Secured Note, Pledgor has agreed to pledge the Pledged Collateral to Secured Party in accordance herewith.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce BioMed to enter into the Secured Note, it is agreed as follows:

1. Definitions. Unless otherwise defined herein, terms defined in the LLC Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Additional Pledged LLC Interests” means all membership interests of Pledged Entity acquired by Pledgor after the date hereof.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended or supplemented from time to time, or any successor statute, and any and all rules and regulations issued or promulgated in connection therewith.

“Event of Default” means (a) a breach or default by Pledgor of any covenant or obligation set forth in the LLC Agreement or this Agreement and such breach of default continues unremedied for a period of thirty (30) days following written notice of such breach or default is given by the Secured Party to Pledgor or (b) an “Event of Default” as defined in the Secured Note.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) any purchase option, call or similar right of a third party with respect to any Pledged LLC Interests.

“LLC Manager” means the Manager of the Pledged Entity designated by Pledgor pursuant to Section 2.2(a)(ii) of the LLC Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 2 hereof.

“Pledged LLC Interests” means Initial Pledged LLC Interest and any Additional Pledged LLC Interests.

“Proceeds” has the meaning set forth in Section 9-102(a)(64) of the UCC.

“Secured Obligations” has the meaning assigned to such term in Section 3 hereof.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

2. Pledge. Pledgor hereby pledges and grants to Secured Party a first priority security interest in all of the following (collectively, the “Pledged Collateral”):

(a) The Pledged LLC Interests and the certificates representing the Pledged LLC Interests, if any, any securities entitlements relating thereto, including all voting rights associated with the Pledged LLC Interests, and all cash or non-cash dividends and distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged LLC Interests;

(b) All options, rights or other agreements of Pledgor relating to the Pledged LLC Interests or the Pledged Entity;

(c) All management and other rights of Pledgor under the LLC Agreement;

(d) All rights of Pledgor under any shareholder or voting trust agreement or similar agreement relating to the Pledged LLC Interests; and

(e) All Proceeds of the foregoing.

3. Security for Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all Obligations (as defined in the Secured Note) of any kind under or in connection with the Secured Note, by either ZP Holdings or the Pledgor, and all obligations of Pledgor now or hereafter existing under this Agreement including, without limitation, all fees, costs and expenses whether in connection with collection actions hereunder or otherwise (collectively, the “Secured Obligations”).

4. Delivery of Pledged Collateral. All certificates and instruments, if any, evidencing the Initial Pledged LLC Interests shall be delivered to Secured Party on or prior to the date hereof and held by or on behalf of Secured Party pursuant hereto. All certificates and instruments, if any, evidencing any Additional Pledged LLC Interests or other Pledged Collateral shall be delivered to Secured Party promptly after Pledgor acquires rights therein and held by or on behalf of Secured Party pursuant hereto. All Pledged LLC Interests or other Pledged Collateral delivered to the Secured Party shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

5. Representations and Warranties. Pledgor represents and warrants to Secured Party that:

(a) Pledgor is, and at the time of delivery of the Pledged LLC Interests to BioMed will be, the sole holder of record and the sole beneficial owner of such Pledged Collateral pledged by Pledgor free and clear of any Lien thereon or affecting the title thereto, except for any Lien created by this Agreement or pursuant to Section 9.2(a), 9.2(b), 9.4(a) or 9.5 of the Limited Liability Company Agreement dated as of April 1, 2012 by and among Pledged Entity, Pledgor and AKP (not including any amendments or modifications thereto after such date, the “Current LLC Agreement”);

(b) Subject to Section 9.2, 9.4(a) and 9.5 of the Current LLC Agreement, Pledgor has the corporate power and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by Pledgor to Secured Party as provided herein;

(c) As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged LLC Interests, except as set forth in the LLC Agreement;

(d) No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, or (ii) for the exercise by Secured Party of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as set forth in the LLC Agreement or as may be required in connection with such disposition by laws affecting the offering and sale of securities generally;

(e) All of the Initial Pledged LLC Interests were validly issued to Grantor, and, except as set forth in Section 9.4 of the LLC Agreement, any purchasers of the Pledged LLC Interests will not have any obligation pursuant to the LLC Agreement to make additional payments to the Pledged Entity or its creditors (other than the purchase price for the securities) or contributions to the Pledged Entity or its creditors solely by reason of the purchasers’ purchase of the Pledged LLC Interests.

(f) The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid security interest in favor of the Secured Party in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien except pursuant to the LLC Agreement;

(g) This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;

(h) Pledgor has been duly incorporated under the laws of the state of Delaware and remains validly existing in good standing under the laws of Delaware. The full legal name of Pledgor is as set forth on the signature pages hereof and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) other than “The MacroFlux Corporation”; and

(i) No effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Pledged Collateral is on file in any filing or recording office.

6. Covenants and Agreements. Pledgor covenants and agrees that during the term of this Agreement:

(a) Without the prior written consent of Secured Party, Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral, except for a sale to AKP pursuant to Section 9.2(b) of the LLC Agreement;

(b) In the event that AKP transfers its limited liability company membership interest in the Pledged Entity to Pledgor under Section 9.3 of the LLC Agreement, then the Pledgor will cause (i) the Pledged Entity to expressly agree to the terms and conditions of the Secured Note and to agree to take all actions necessary or desirable to further any of the obligations of either the Pledgor or ZP Holdings to BioMed pursuant to the Secured Note and (ii) the Pledged Entity’s assets to become subject to the terms of Security Agreement of even date herewith between BioMed and ZP Holdings.

(c) Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Secured Party from time to time may reasonably request in order to ensure to Secured Party the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including the filing of any necessary UCC financing statements, which may be filed by Secured Party with or (to the extent permitted by law) without the signature of Pledgor, and will cooperate with Secured Party, at Pledgor’s expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral;

(d) Pledgor has and will defend the title to the Pledged Collateral and the Liens of Secured Party in the Pledged Collateral against the claim of any Person (except for AKP pursuant to Section 9.2(b) of the LLC Agreement) and will maintain and preserve such Liens; and

(e) Pledgor hereby irrevocably consents to the transfer and conveyance of the Pledged LLC Interests in the event that the Secured Party exercises its rights pursuant to Section 8(a) in the Event of Default and Pledgor hereby irrevocably consents to the amendment to the LLC Agreement pursuant to Section 2.6 thereof, which shall include such modifications to the LLC Agreement as the Pledgor deems reasonably necessary to effect the exercise of its rights hereunder. Pledgor further covenants to take any such actions as may be reasonably necessary to effectuate the rights of the Secured Party pursuant to Section 8.

7. Intentionally Omitted

8. Defaults and Remedies; Proxy.

(a) Upon the occurrence of and during the continuation of any Event of Default, and concurrently with written notice to Pledgor, Secured Party (personally or through an agent) may exercise one or more of the following rights or remedies: (i) to exercise the voting and all other rights as a holder with respect to the Pledged LLC Interests; (ii) to collect and receive all cash dividends, interest, principal and other distributions made on the Pledged LLC Interests; or (iii) to exercise and enforce any or all rights and remedies available upon default to a secured party under the UCC, including the sell in one or more sales after ten (10) days’ notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice Pledgor agrees is commercially reasonable) the whole or any part of the Pledged Collateral. Any sale shall be made at a public or private sale at Secured Party’s place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Secured Party may deem fair, and Secured Party may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but Secured Party reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. UPON THE OCCURRENCE OF AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT AS SET FORTH ABOVE, PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS SECURED PARTY AS THE PROXY AND ATTORNEY-IN-FACT OF PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL FOR THE CONTINUATION OF THE EVENT OF DEFAULT UNTIL SUCH TIME AS THE EVENT OF DEFAULT IS CURED OR THE PLEDGED LLC INTERESTS ARE SOLD IN ACCORDANCE WITH SECTION 8(A)(III). THE APPOINTMENT OF SECURED PARTY AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED LLC INTERESTS WOULD BE ENTITLED (INCLUDING THE RIGHT TO VOTE THE PLEDGED LLC INTERESTS, WITH FULL

POWER OF SUBSTITUTION TO DO SO AND ALL RIGHTS SET FORTH IN THE LLC AGREEMENT). SUCH PROXY SHALL BECOME EFFECTIVE AS SET FORTH IN THIS SECTION 8(A), AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED LLC INTERESTS ON THE RECORD BOOKS OF PLEDGED ENTITY) BY ANY PERSON (INCLUDING PLEDGED ENTITY OR ANY OFFICER OR SECURED PARTY THEREOF). NOTWITHSTANDING THE FOREGOING, SECURED PARTY SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

(b) If, at any time when Secured Party shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (or any similar statute then in effect) (the “Act”), Secured Party may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable, but subject to the other requirements of this Section 8 and the UCC, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, subject to the requirements of the UCC, Secured Party in its discretion (i) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then Secured Party shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

(i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

(iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person’s access to financial information about Pledgor and such Person’s intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

(iv) as to such other matters as Secured Party may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

(c) Pledgor recognizes that Secured Party may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (b) above. Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Secured Party shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgor and Pledged Entity would agree to do so.

(d) Pledgor agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so. No failure or delay on the part of Secured Party to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by Secured Party with respect to any such remedies shall operate as a waiver thereof, or limit or impair Secured Party’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

(e) Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to Secured Party, that Secured Party shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

9. Waiver. No delay on Secured Party’s part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgor by Secured Party with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Secured Party’s right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice Secured Party’s rights as against Pledgor in any respect.

10. Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party provided that the Secured Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of Pledgor to the acquirer, the surviving entity or the entity that controls such surviving entity in the event of its merger or consolidation or change in control or similar transaction of the Secured Party.

11. Termination. This Agreement shall terminate and, except as otherwise provided herein, all of the Pledgor’s obligations hereunder shall terminate upon the earlier of: (i) the sale of the Pledged LLC Interests pursuant to Section 8(a)(iii) of this Agreement, (ii) the payment in full and/or satisfaction of any and all Secured Obligations, (iii) the dissolution and winding up of the Pledged Entity and (iv) the liquidation of the Pledged Entity.

12. Lien Absolute and Unconditional; Waiver of Suretyship Defenses.

(a) All rights of Secured Party hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional during the term of this Agreement irrespective of, and Pledgor hereby waives any defense based on:

(i) any lack of validity or enforceability of the LLC Agreement, the Secured Notes, the other Transaction Documents or any other agreement or instrument governing or evidencing any Secured Obligations;

(ii) any defense, set-off or counterclaim (other than a defense of payment in full) which may at any time be available to or be asserted by Pledgor or any other Person against Secured Party;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the LLC Agreement, the Secured Notes, the other Transaction Documents, or any other agreement or instrument governing or evidencing any Secured Obligations;

(iv) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(v) the insolvency of Pledgor;

(vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor; or

(vii) any exchange, release and/or surrender of all or any of the collateral securing the Secured Obligations (including, without limitation, the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Secured Party in connection with all or any of the Secured Obligations; all in such manner and upon such terms as Secured Party may deem proper, and without notice to or further assent from Pledgor, it being hereby agreed that Pledgor shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Secured Note, or any other agreement governing any Secured Obligations. Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon Pledgor. No act or omission of any kind on Secured Party’s part not in breach of this Agreement shall in any event affect or impair its rights under this Agreement.

(b) Pledgor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by Secured Party upon Pledgor’s obligations under this Agreement; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon Pledgor’s obligations under this Agreement; and all dealings between Pledgor, on the one hand, and Secured Party, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon Pledgor’s obligations under this Agreement.

(c) Pledgor hereby waives diligence, presentment, demand or protest (to the extent permitted by applicable law) of any kind in connection with this Agreement or any collateral securing the Secured Obligations, including, without limitation, the Pledged Collateral. Except for notices provided for herein, Pledgor hereby waives notice (to the extent permitted by applicable law) of any kind in connection with this Agreement or any collateral securing the Secured Obligations, including, without limitation, the Pledged Collateral. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against Pledgor, Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against Pledgor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from Pledgor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Pledgor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve Pledgor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Secured Party against Pledgor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

13. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor or Pledged Entity for liquidation or reorganization, should Pledgor or Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor’s or Pledged Entity’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

14. Miscellaneous.

(a) Secured Party may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

(b) Pledgor agrees to promptly reimburse Secured Party for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by Secured Party in connection with the administration and enforcement of this Agreement.

(c) THIS AGREEMENT SHALL BE BINDING UPON PLEDGOR AND ITS SUCCESSORS AND ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF PLEDGOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, SECURED PARTY AND ITS SUCCESSORS AND ASSIGNS AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF SECURED PARTY AND PLEDGOR. THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY ARISING OUT OF THE SUBJECT MATTER HEREOF (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (OTHER THAN ANY CHOICE OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF LAWS OTHER THAN THE LAW OF THE STATE OF NEW YORK).

(d) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND OF THE FEDERAL COURTS LOCATED IN NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

15. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

16. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person or sent by registered or certified mail, return receipt requested, with proper postage prepaid, or by facsimile transmission and confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided herein:

(a) If to Secured Party, at:

Biomed Realty Holdings, Inc.

17190 Bernardo Center Drive

San Diego, CA 92128

Attn: Corporate Legal

(b) If to Pledgor, at:

Zosano Pharma, Inc.

34790 Ardentech Court

Fremont, CA 94555

Attn: Chief Executive Officer

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 16), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

17. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

18. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

19. Benefit of Secured Party. All security interests granted or contemplated hereby shall be for the benefit of Secured Party, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to those obligations owed to Secured Party under or in connection with the terms of the Secured Note or any of the other Transaction Documents entered into in connection therewith.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

ZOSANO PHARMA, INC.

By:
Name:
Title:

BIOMED REALTY HOLDINGS, INC.

By:
Name:
Title:

SCHEDULE I

Initial Pledged LLC Interests

50 units of membership interest in ZP Group LLC, a Delaware limited liability company.

Exhibit 3

Form of Support Agreement

SUPPORT AGREEMENT

This SUPPORT AGREEMENT, dated as of April 26, 2012 (this “Agreement”) is entered into among Zosano Pharma, Inc., a Delaware corporation (“Zosano”), BioMed Realty Holdings, Inc., a Maryland corporation (“BioMed”), ZP Group LLC, a Delaware limited liability company (the “Company”), AKP USA, Inc., a Delaware corporation (“AKP”), and Vikram Lamba solely in his capacity as the Zosano Board Designee (as defined below).

W I T N E S S E T H:

WHEREAS, Zosano and AKP own all of the limited liability company membership interests of the Company, and have each entered into that certain Limited Liability Company Agreement dated as of April 1, 2012 by and among the Company, AKP, and Zosano (including all annexes, exhibits and schedules thereto, and as from time to time amended, supplemented or otherwise modified, the “LLC Agreement”); and

WHEREAS, Zosano and ZP Holdings, Inc. (“ZP Holdings”) have each agreed to enter into that certain Secured Promissory Note of even date hereof with BioMed (including all exhibits and schedules thereto, and as from time to time amended, supplemented or otherwise modified, the “Secured Note”);

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce BioMed to enter into the Secured Note, the parties each agree as follows:

20. Covenants.

(a) Negative Covenants. Without BioMed’s prior written consent, Zosano shall neither permit the Company to approve nor direct or permit the manager of the Company designated by Zosano pursuant to Section 2.2(a) of the LLC Agreement (the “Zosano Board Designee”) to approve, and the Zosano Board Designee shall not approve, any of the actions requiring unanimous approval set forth in Sections 2.6(d)(i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xiii) and (xiv) of the LLC Agreement as in effect on the date hereof.

(b) Acknowledgement and Release.

(a) Each of the Company and AKP acknowledges the restrictions on Zosano and the Zosano Board Designee pursuant to BioMed’s consent right under Section 1.1 above, and, in consideration of good and valuable consideration, each of the Company and AKP hereby unconditionally releases and forever discharges each of Zosano and the Zosano Board Designee from any and all claims of liability, whether legal or equitable, for any act or omission by the Zosano Board Designee (in his capacity as a manager of the Company) arising out of or resulting from the restrictions on Zosano and the Zosano Board Designee pursuant to BioMed’s consent right under Section 1.1 of this Agreement.

(b) In consideration of the covenant made by the Zosano Board Designee in Section 1.1 hereof and other good and valuable consideration, BMR hereby unconditionally releases and forever discharges the Zosano Board Designee from any and all claims of legal liability, including but not limited to monetary damages, with respect to any breach or non-fulfillment (or alleged breach or non-fulfillment) of Section 1.1 hereof; provided, however, that the Zosano Board Designee agrees that the covenant made by it in Section 1.1 shall be specifically enforceable against the Zosano Board Designee in his capacity as a manager of the Company.

21. Waiver; Equitable Remedies. No delay on BioMed’s part in exercising any right hereunder, and no notice or demand which may be given to or made upon Zosano, the Company or AKP by BioMed with respect to any right hereunder, shall constitute a waiver thereof, or limit or impair BioMed’s right to take any action or to exercise right hereunder, without notice or demand, or prejudice BioMed’s rights in any respect. The parties agree that BioMed shall have no adequate remedy at law in respect of the breach of any of the covenants contained in Section 1.1 or Section 6 hereof and, as a consequence, agree that each and every covenant contained in Section 1.1 and Section 6 hereof shall be specifically enforceable against the applicable party or parties, and each such party hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Obligations pursuant to the Secured Note have been satisfied in accordance with the Secured Note (and, in the case of the Zosano Board Designee, that he was not a manager of the Company at the time of such breach).

22. Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties, provided that (i) BioMed may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties to the acquirer, the surviving entity or the entity that controls such surviving entity in the event of BioMed’s merger or consolidation or change in control or similar transaction of BioMed and (ii) the LLC Manager may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties to any successor manager of the Company designated by Zosano pursuant to Section 2.2(a) of the LLC Agreement.

23. Termination. This Agreement shall terminate and, except as otherwise provided herein, all of the parties’ obligations hereunder shall terminate upon the earlier of (i) payment in full and/or satisfaction of any and all Obligations pursuant to the Secured Note and (ii) such time following the transfer of AKP’s limited liability company membership interest in the Company to Zosano pursuant to Section 9.3 of the LLC Agreement as the Company, in accordance with Section 6(b) of the Pledge Agreement, becomes party to the Secured Note, its assets become subject to the related security obligations, and it takes all actions necessary to further the obligations of either ZP Holdings or Zosano to BioMed pursuant to such Secured Note.

24. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any of the parties for liquidation or reorganization, should any of the parties become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any such party’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the obligations hereunder, is, pursuant to applicable law, rescinded or limited, or any payments related thereto must otherwise be restored or returned by any obligee any such obligations or payments, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the obligations hereunder shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

25. Lien Priority. Notwithstanding anything to the contrary set forth in the LLC Agreement, until all of the Obligations have been fully and forever satisfied, each of Zosano, the Company and AKP hereby agrees that (i) BioMed shall have a first priority security interest in and to all right, title and interest in any membership units of the Company held by Zosano and (ii) each of Zosano, the Company and AKP shall forbear from taking any action pursuant to the LLC Agreement or otherwise in contravention of the forgoing clause (i) of this Section 6. BioMed hereby acknowledges the restrictions on transfer of the limited liability company membership interests of the Company set forth in Article 9 of the LLC Agreement as in effect on the date hereof.

26.	Miscellaneous.

(a) None of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of each of the parties hereto. Zosano agrees to promptly reimburse BioMed for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by BioMed in connection with the enforcement of this Agreement against Zosano. Neither BioMed, nor any of its respective officers, directors, employees or agents shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct, or (in the case of only BioMed) in breach of this Agreement.

(b) THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY ARISING OUT OF THE SUBJECT MATTER HEREOF (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (OTHER THAN ANY CHOICE OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF LAWS OTHER THAN THE LAW OF THE STATE OF NEW YORK). EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND OF THE FEDERAL COURTS LOCATED IN NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(c) If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

ZP GROUP LLC

By:
Name:
Title:

AKP USA, INC.

By:
Name:
Title:

ZOSANO PHARMA, INC.

By:
Name:
Title:

BIOMED REALTY HOLDINGS, INC.

By:
Name:
Title:

LLC MANAGER:

Vikram Lamba

Exhibit 4

UCC-1 Financing Statement

[See attached]